NON-BINDING CONVENIENCE TRANSLATION ONLY 1 JUNE 2017 AMENDMENT AGREEMENT RELATING TO THE SERVICE AGREEMENT AND TO THE LTIP PLAN CONDITIONS between Linde Aktiengesellschaft [●] - "Linde" - and [●] [●] - "Counterparty" or "Executive Board Member" –

2 NON-BINDING CONVENIENCE TRANSLATION ONLY WHEREAS, A. The Counterparty and Linde Aktiengesellschaft ("Linde AG", "Linde" or the "Company"), represented by the chairman of the supervisory board, entered into a service agreement dated [■■■] (the "Service Agreement"). By resolution of the supervisory board dated [■■■], the Counterparty was appointed as member of the executive board[, chairman of the executive board and human recources director (Arbeitsdirektor)] of the Company for the period from [■■■]. B. By shareholders' resolution dated 4 May 2012 the general meeting of Linde AG resolved to create a conditional capital to grant subscription rights to members of the executive board of Linde, to executives of affiliated companies in Germany and abroad as well as to selected senior level employees of Linde and its affiliated companies (jointly the "Participants") under the so-called Long Term Incentive Plan 2012 ("LTIP"). At the same time, the general meeting authorized the executive board and – as regards the granting of subscription rights to the members of the executive board – the supervisory board of the Company to grant subscription rights to the Participants in annual tranches (each a "Tranche") and subject to certain specified conditions. The conditional capital was registered with the commercial register of the Company on 22 May 2012. C. The terms under which Linde grants subscription rights to the Participants are specified for each Tranche in plan conditions that are part of the agreements concluded with the individual Participants in connection with their participation in LTIP. The plan conditions for the Tranches granted from 2012 through 2016 (jointly the "Plan Conditions") are substantially (other than with respect to dates etc.) identical. The plan conditions for the subscription rights to be granted in 2017 (the "Plan Conditions 2017") will presumably also be substantially identical to the Plan Conditions. D. The Plan Conditions provide, and the Plan Conditions 2017 will presumably provide, that the Participants be granted option rights to subscribe for newly issued stock of Linde AG for a strike price equal to the nominal value of each share (being the legally permissible minimum strike price) (the "Options"). The Options of a Tranche are in principle granted as of 1 June of the calendar year during which the respective Tranche is issued (the "Grant Date"). They can be exercised after expiry of a period of four years after the Grant Date for the respective Tranche (the "Waiting Period") and have to be exercised within twelve months after the Waiting Period for the respective Tranche has expired. For the Options to be exercisable, one of two performance targets has to be achieved (performance target "earnings per share" and performance target "relative total shareholder return"), and the Options must not have been forfeited.

3 NON-BINDING CONVENIENCE TRANSLATION ONLY E. In addition, the Participants who belong to the bands 5 and above of the Linde remuneration system – including the members of the executive board of Linde AG – are obliged to acquire Linde stock with their own funds and to continue to hold such shares until the end of the applicable Waiting Period (such self-financed shares the "Investment Shares") without disposing over such Investment Shares; if such disposal occurs, the relevant Options of such Participant are forfeited. For each Investment Share Linde AG grants to the relevant Participant at the end of the applicable Waiting Period one Linde share for free (the "Matching Shares" and the right to receive Matching Shares under the Plan Conditions the "MSA" or "Matching Share Rights"). F. The service agreements of the members of the executive board of Linde AG also provide that each executive board member is required to re-invest 40% of his annual bonus after deduction of taxes in Linde stock and to keep the shares thus acquired for a waiting period of four years (the "Deferral Component" within the meaning of the service agreements and the shares thus acquired and held the "Deferral Shares", and the relevant provisions of the service agreements the "Deferral Share Provisions"). G. Linde AG is currently planning a merger with Praxair, Inc. ("Praxair"), a U.S. listed company (the "Transaction"). In the course of the Transaction, a newly established corporation to be incorporated presumably under Irish law ("New Holdco") is to make a public takeover offer within the meaning of §§ 29 et. seq. of the German Takeover Act (WpÜG) for all outstanding Linde shares in exchange for 1.54 New Holdo shares for each Linde share (the "Exchange Ratio") to the shareholders of Linde (the "Exchange Offer"). The Exchange Offer shall provide for (inter alia) a minimum acceptance level of 75% of all shares of Linde AG. Accordingly, New Holdco would hold the majority of shares of Linde AG if the Exchange Offer closes successfully. As regards Praxair, it is currently envisaged to merge Praxair into a wholly-owned subsidiary of New Holdco. H. Depending on the actual acceptance level reached with the Exchange Offer, it is possible that following the closing of the Exchange Offer, additional reorganization measures will be implemented as between New Holdco and Linde to further integrate the Linde group with the entire newly established group. Such post-closing reorganization measures may consist of the conclusion of a domination – and profit transfer agreement between New Holdco as dominating entity and Linde AG as dominated entity, a squeeze out of minority shareholders of Linde AG, or a legal integration (Eingliederung) of Linde AG into Now Holdco or one of its subsidiaries (any such measure the "Post-Closing Reorganization"). I. The parties to the Transaction assume that it will be an important signal to the markets supporting the case for a successful closing of the Exchange Offer if the executives of Linde, but in any event the members of the Company's executive board, tender their

4 NON-BINDING CONVENIENCE TRANSLATION ONLY respectively held Linde shares in the Exchange Offer in accordance with the terms of this agreement. In addition, it would be conducive for the expeditious and seamless integration of the Linde group and the Praxair group if the stock-based remuneration components of the members of the executive board of Linde were linked to the economic success of the entire newly established group going forward. NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS: § 1 Investment Shares, Deferral Shares and other Linde shares (a) As of today, the Executive Board Member holds ___________ Investment Shares; ___________ Deferral Shares; and ___________ other Linde shares. The Executive Board Members shall accept the Exchange Offer (i) for the aforementioned Investment Shares, Deferral Shares and other Linde shares within five (5) days after the beginning of the acceptance period and (ii) for all other Linde shares that the Executive Board Member receives prior to the last day of the acceptance period, without undue delay and in any event on the last day of the acceptance period the latest, and shall to such effect instruct his depository bank accordingly (jointly the "Tender"). The foregoing shall not apply if and to the extent the Executive Board Member is prohibited from tendering his shares under Article 19 of Regulation (EU) Nr. 596/2014 (market abuse regulation). (b) In deviation from § 2 para. (8) in connection with § 2 para. (2) and paras. (4) through (7) of the Plan Conditions for the individual Tranches as well as the corresponding provisions of the Plan Conditions 2017, the Options of the Executive Board Member shall neither be forfeited in consequence of the Tender nor of the closing of the Exchange Offer. (c) As of the time of closing of the Exchange Offer, the term "Investment Share" used in the Plan Conditions as well as the rights and obligations set forth in the Plan Conditions in relation thereto shall refer and relate to the New Holdco shares that the Executive Board Member receives upon closing of the Exchange Offer in exchange for its tendered Investment Shares. (d) The rights and obligations set forth in the Deferral Share Provisions of the Service Agreement shall as of the time of closing of the Exchange Offer apply to the New Holdco shares that the Executive Board Member receives in exchange for his tendered Deferral

5 NON-BINDING CONVENIENCE TRANSLATION ONLY Shares, provided that the Executive Board Member shall as of closing of the Exchange Offer acquire New Holdco shares (rather than Linde shares) to fulfill his obligations under the Deferral Share Provisions. The provisions of the Service Agreement shall apply mutatis mutandis to such New Holdco shares and shall otherwise remain in full force and effect. § 2 Termination Rights (a) If New Holdco acquires control (within the meaning of §§ 29 para. 2, 30 German Takeover Act (WpÜG)) over the Company, the Company shall be entitled to exercise its termination right pursuant to §§ 5 para. (4), (5) of the Plan Conditions, which applies in the event of a change of control of the Company, within eighteen months after the closing of the Exchange Offer, provided that at the time of termination the Post-Closing Reorganization has become effective. (b) If New Holdco acquires control (within the meaning of §§ 29 para. 2, 30 German Takeover Act (WpÜG)) of the Company in the course of the Exchange Offer, the Executive Board Member shall not exercise any right to terminate a Tranche or LTIP in case of a change of control of Linde as such Executive Board Member and Linde may have individually agreed on. § 3 Cash settlement and cash compensation (a) If the Company terminates LTIP pursuant to §§ 5 paras. (4), (5) of the Plan Conditions in connection with § 2 (a) of this agreement, the Executive Board Member shall be entitled to a cash compensation for the outstanding Options and Matching Share Rights, which cash compensation shall be determined by Linde, acting in good faith (nach billigem Ermessen), with respect to the time of closing of the Exchange Offer (in particular considering the elapsed portion of the applicable Waiting Periods as at such time) and otherwise in accordance with §§ 5 paras. (4), (5) of the Plan Conditions. (b) If the Executive Board Member exercises Options before the expiry of a period of eighteen months after the closing of the Exchange Offer, the Company shall settle such Option in cash in accordance with § 4 para. (3) lit. b) of the Plan Conditions. (c) Matching Share Rights that are to be settled after the last point in time by which the Exchange Offer can be accepted, but before the expiry of a period of eighteen months after the closing of the Exchange Offer, will be settled in cash in accordance with § 2 para. (11) of the Plan Conditions.

6 NON-BINDING CONVENIENCE TRANSLATION ONLY (d) If the Company has not terminated LTIP in accordance with § 2 para. (a) of this agreement vis-a-vis the Executive Board Member within a period of eighteen months after the closing of the Exchange Offer, the foregoing paragraphs of this § 3 shall not apply. § 4 Miscellaneous (a) Unless explicitly agreed otherwise in this agreement, the terms of the Service Agreement as well as the LTIP Plan Conditions shall continue to apply unchanged as between the Executive Board Member and the Company. (b) § 15 of the Service Agreement shall apply mutatis mutandis to this agreement. ................................................................ ................................................................ (Place, Date) (Place, Date) ................................................................ ................................................................ (Chairman of the supervisory board) (Executive Board Member)